SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-CLICK COMMERCE INC.
          MARIO J. GABELLI
                      10/03/06            5,000            22.6000
          GABELLI ASSOCIATES, INC.
                      10/03/06            7,900            22.6000
		  GABELLI FUND, LDC
                      10/02/06            7,000            22.6000
          GAMCO ASSET MANAGEMENT INC.
                      10/02/06            1,500            22.5921
                       9/29/06              500            22.6089
                       9/29/06            2,000            22.6000
          GABELLI SECURITIES, INC.
		  GABELLI ASSOCIATES LTD
                      10/03/06              500            22.5900
                       9/29/06            2,000            22.6089
                       9/29/06            5,500            22.6050
              GABELLI ASSOCIATES FUND II
                      10/02/06            1,000            22.5921
                       9/29/06              500            22.6089
          	  GABELLI ASSOCIATES FUND
                      10/03/06            4,349            22.5900
                      10/02/06            9,866            22.5921
                       9/29/06            2,612            22.6089
                       9/29/06            4,500            22.6050
           GABELLI FUNDS, LLC.
               GABELLI UTILITY FUND
                      10/04/06           20,000            22.6300
               GABELLI ABC FUND
                      10/02/06           18,000            22.6000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ GLOBAL MARKET.

(2) PRICE EXCLUDES COMMISSION.